CONSENT OF BRIAN SCOTT

The undersigned hereby consents to the references to, and the information derived from, (i) mineral resource estimates for the Masbate project, (ii) mineral resource estimates for the Fekola project, (iii) mineral resource estimates for the Anaconda Area, (iv) mineral resource estimates for the Gramalote project, (v) mineral resource estimates for the Cardinal deposit, (vi) mineral resource estimates for the Dandoko Project, (vii) mineral resource estimates for the Masbate project, (viii) mineral resource estimates for the Otjikoto Mine, (ix) mineral resource estimates for the Gramalote project, (viii) scientific and technical information regarding exploration matters contained in the Annual Information Form, and (ix) scientific and technical information regarding exploration matters contained in the Management's Discussion and Analysis and to the references, as applicable, to the undersigned's name, included in or incorporated by reference in the Annual Report on Form 40-F filed by B2Gold Corp., for the year ended December 31, 2022, and  to the references, as applicable, to the undersigned's name included in or incorporated by reference in this registration statement on Form S-8 of B2Gold Corp.

/s/ Brian Scott

Brian Scott

August 3, 2023